Exhibit 99.1

PRGX Global Signs Definitive Agreement to Acquire

Cost & Compliance Associates

ATLANTA, October 06, 2016 — PRGX Global, Inc. (Nasdaq:PRGX), a global leader in Recovery Audit and Spend Analytics services, today announced that it has entered into a definitive agreement to acquire substantially all of the assets of Cost & Compliance Associates (C&CA), a commercial recovery audit and contract compliance firm with operations in the U.S. and the UK.

“We are pleased to announce our agreement to acquire C&CA and for Bob Donohue and his team to join PRGX,” said Ron Stewart, PRGX president and chief executive officer. “We believe that the addition of C&CA’s excellent client base and highly qualified team will further strengthen our already robust commercial recovery audit and contract compliance businesses,” continued Stewart. “In addition, our expanded service offerings in supplier information management and spend analytics will enable us to bring a substantially higher value proposition to C&CA’s world class clients,” concluded Stewart.

“We are excited about joining PRGX,” said Bob Donohue, president of C&CA. “We see a great cultural fit for our clients and our employees. Our combined operational capabilities in core recovery audit and contract compliance are expected to eclipse any in the industry and we look forward to bringing expanded service offerings and value to our clients,” concluded Donohue.

The acquisition is subject to certain closing conditions, including obtaining various third party consents, and is expected to close later this year.

Further details regarding the terms of the transaction are available in the Current Report on Form 8-K filed by PRGX today with the U.S. Securities and Exchange Commission.

About PRGX

PRGX Global, Inc. is a global leader in Recovery Audit and Spend Analytics services. With over 1,400 employees, the Company serves clients in more than 30 countries and provides its services to 75% of the top 20 global retailers and over 20% of the top 50 companies in the Fortune 500. PRGX delivers more than $1 billion in cash flow improvement for its clients each year. The creator of the recovery audit industry more than 40 years ago, PRGX continues to innovate through technology and expanded service offerings. In addition to Recovery Audit, the Company provides Contract Compliance, Spend Analytics and Supplier Information Management services to improve clients’ financial performance and manage risk. For additional information on PRGX, please visit www.prgx.com

Forward-Looking Statements

In addition to historical information, this press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include both implied and express statements regarding the anticipated benefits from, and the expected timing for completion of, the C&CA acquisition, the Company’s overall condition and growth prospects, the Company’s execution of its transformation strategy, the Company’s investments in, and opportunities associated with, its growth platforms, including its supplier information services business. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could affect the Company’s future performance include revenue that does not meet expectations or justify costs incurred, the Company’s ability to develop material sources of new revenue in addition to revenue from its core recovery audit services, changes in the market for the Company’s services, the Company’s ability to retain and attract qualified personnel, the Company’s ability to integrate recent and future acquisitions, the Company’s ability to complete and integrate the C&CA acquisition, uncertainty in the credit markets, the Company’s ability to maintain compliance with its financial covenants, client bankruptcies, loss of major clients, and other risks generally applicable to the Company’s business. For a discussion of other risk factors that may impact the Company’s business, please see the Company’s filings with the Securities and Exchange Commission, including its Form 10-K filed on March 15, 2016. The Company disclaims any obligation or duty to update or modify these forward-looking statements.

Contact:

Michele Mahon

(770) 779-3212

michele.mahon@prgx.com